EXHIBIT 6
                                    AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into this 15th day of July, 1996, among LDI AutoPaints, Inc., an Indiana corporation ("AutoPaints"), Lacy Distribution, Inc., an Indiana corporation ("Lacy"), LDI, Ltd., an Indiana limited partnership ("LDI"), LDI Management, Inc., an Indiana corporation ("LDIM"), and Andre B Lacy.


                               W I T N E S S E T H

         WHEREAS, Lacy and LDI entered into a Stock Purchase Agreement (the "Purchase Agreement") with Maxco, Inc., a Michigan corporation ("Seller"), whereby Lacy agreed to purchase, and Seller agreed to sell, Four Million Forty Five Thousand (4,045,000) shares of common stock, no par value (the "Shares"), of FinishMaster, Inc., a Michigan corporation ("Issuer"), owned by Seller.

         WHEREAS, on June 13, 1996, Lacy, LDI, LDIM and Andre B. Lacy jointly filed with the Securities and Exchange Commission ("SEC") a Schedule 13D pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to report beneficial ownership in the Shares by virtue of the Purchase Agreement.

         WHEREAS, under an Assignment and Assumption Agreement dated as of July 9, 1996, Lacy assigned all its right, title and interest in and to the Purchase Agreement to AutoPaints, and AutoPaints assumed of all obligations, duties, covenants and conditions of Lacy thereunder with respect to the purchase of the Shares, all with the consent of LDI and Seller.

         WHEREAS, as a result of the Stock Purchase, which was consummated on July 9, 1996, AutoPaints is now the beneficial owner of 67.4% of the total issued and outstanding shares of common stock of Issuer.

         WHEREAS, AutoPaints is a wholly-owned subsidiary of Lacy.

         WHEREAS, Lacy is a wholly-owned subsidiary of LDI.

         WHEREAS, LDI has two general partners: (i) LDI Management, Inc., an Indiana corporation ("LDIM"), which serves as the managing general partner, and
(ii) Andre B.
Lacy.

         NOW, THEREFORE, in consideration of their mutual promises contained herein, and intending to be legally bound, AutoPaints, Lacy, LDI, LDIM and Andre
B. Lacy agree as follows:

         1. Pursuant to Rule 13d-1 under the Exchange Act, AutoPaints, Lacy, LDI, LDIM and Andre B. Lacy agree to jointly prepare and file an amended
Schedule 13D with the SEC and The Nasdaq Stock Market, and to deliver a copy of such amended Schedule 13D to the Issuer.
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         2.  AutoPaints  hereby  represents and warrants to Lacy,  LDI, LDIM and
Andre B. Lacy, that the information provided in the amended Schedule 13D concerning AutoPaints is complete and accurate to the best knowledge of AutoPaints.

         3. Lacy hereby represents and warrants to AutoPaints, LDI, LDIM and Andre B. Lacy that the information provided in the amended Schedule 13D concerning Lacy is complete and accurate to the best knowledge of Lacy.

         4. LDI hereby represents and warrants to AutoPaints, Lacy, LDIM and Andre B. Lacy that the information provided in the amended Schedule 13D concerning LDI is complete and accurate to the best knowledge of LDI.

         5. LDIM hereby represents and warrants to AutoPaints, Lacy, LDI and Andre B. Lacy that the information provided in the amended Schedule 13D concerning LDIM is complete and accurate to the best knowledge of LDIM.

         6. Andre B. Lacy hereby represents and warrants to AutoPaints, Lacy, LDI and LDIM that the information provided in the amended Schedule 13D concerning Andre B. Lacy is complete and accurate to the best knowledge of Andre
B. Lacy.

         7. AutoPaints Lacy, LDI, LDIM and Andre B. Lacy agree to file jointly any and all amendments to the amended Schedule 13D required by the Exchange Act, and the rules and regulations thereunder.

         EXECUTED as of the date first written above.


                               LDI AUTOPAINTS, INC.

                               By:               /s/ Andre B. Lacy
                                                 ------------------------------
                               Name:             Andre B. Lacy
                               Title:            Chairman



                               LACY DISTRIBUTION, INC.

                               By:               /s/ Andre B. Lacy
                                                 ------------------------------
                               Name:             Andre B. Lacy
                               Title:            Chairman, President & CEO


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




                               LDI, LTD.


                               By:      LDI MANAGEMENT, INC., as managing
                                        general partner


                                        By:         /s/ Andre B. Lacy
                                                    -------------------------
                                        Name:       Andre B. Lacy
                                        Title:      Chairman, President & CEO



                               LDI MANAGEMENT, INC.

                               By:               /s/ Andre B. Lacy
                               Name:             Andre B. Lacy
                                                 ------------------------------
                               Title:            Chairman, President & CEO





                                /s/ Andre B. Lacy
                                -------------------------
                                Andre B. Lacy




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